UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 4, 2017

CKX Lands, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Louisiana

(State or Other Jurisdiction of Incorporation)

1-31905	72-0144530
(Commission File Number)	(IRS Employer Identification No.)

1508 Hodges Street, Lake Charles, LA	70601
(Address of Principal Executive Offices)	(Zip Code)

(337) 493-2399

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐  Pre -commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐  Pre -commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders was held on May 4, 2017. The following matters were voted upon:

1.	Election of Directors.

Shares voted on this matter are summarized as follows: 1,115,223 For/Against, no Abstentions and 306,853 Non-Vote.

The following table summarizes the vote tabulation for each nominee:

	Number of Shares
Nominee	For	Against

Lee W. Boyer	1,028,611	86,612
Max H. Hart	1,058,538	56,685
Brian R. Jones	1,013,048	102,175
Eugene T. Minvielle IV	1,058,188	57,035
Mary W. Savoy	946,698	168,525
Charles D. Viccellio	1,055,468	59,755
Mary Leach Werner	919,136	196,087
Michael B. White	1,028,611	86,612

All nominees were elected to hold office until their successors are elected and qualified.

2.	Ratification of Appointment of Independent Registered Public Accounting Firm.

The Audit Committee of the Board has appointed MaloneBailey LLP as independent registered public accounting firm for the year ending December 31, 2016.

The following table summarizes the vote tabulation for the ratification of this appointment:

For	1,387,147
Against	3,322
Abstentions	31,607
Non-Vote	0

The matter was ratified.

3.	Advisory Vote on the Company’s Executive Compensation.

The following table summarizes the vote tabulation for the advisory vote to approve the compensation of the Company’s named executive officer:

For	955,191
Against	147,402
Abstentions	12,630
Non-Vote	306,853

The matter was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CKX Lands, Inc.

Date: May 5, 2017	By:	/s/ Brian R. Jones
Brian R. Jones
President and Treasurer